EXHIBIT 10.47
                                     ENRON
                         OIL & GAS INTERNATIONAL, INC.

            P. O. Box 4672 Houston, Texas 77210-4672 (713) 853-6161

                       Telex 765443 Answerback: ENRONCORP



                                                               December 18, 1994



Secretary of the Government of India
Ministry of Petroleum and Natural Gas
Shastri Bhavan
New Delhi 110 001
INDIA

Gentlemen:

         Based upon my review of the records of Enron Oil & Gas International, Inc. I have determined that the guarantees issued by it in favor of the Government, pursuant to Article Twenty-nine of two certain Production Sharing Contracts of even date, are legally valid and enforceable.

                                                   Very truly yours,

                                                 /s/ E. J. VANDERMARK
                                                     E. J. Vandermark
                                                     Legal Advisor